Exhibit 99.1

Press Release Contacts: Tatiana Stead Julie Rakes Tatiana.stead@capitalone.com julie.rakes@capitalone.com 703.720.2352 804.284.5800

FOR IMMEDIATE RELEASE: February 17, 2012

Capital One Completes Acquisition of ING Direct

MCLEAN, Va., February 17, 2012 -- Capital One Financial Corporation (NYSE: COF) today announced that it has completed its acquisition of the ING Direct business in the United States from ING Groep for $6.3 billion in cash and approximately 54 million Capital One shares, representing a 9.7 percent ownership stake.  With the closing of the transaction and the addition of ING Direct’s deposits, Capital One becomes the sixth largest depository institution and the leading direct bank in the United States.

     Headquartered in Wilmington, Delaware, ING Direct is the largest direct bank in the country and is dedicated to inspiring Americans to become a nation of savers. Since its inception in 2000, more than 7.6 million Americans have entrusted their savings to ING Direct, building the bank to nearly $83.0 billion in deposits as of December 31, 2011.

     "We expect the ING Direct acquisition will deliver compelling financial results in the near-term, and enhance our ability to deliver sustained value over the long-term to our customers, our communities, and our shareholders," said Richard D. Fairbank, Chairman and CEO of Capital One. "Capital One has great national scale lending businesses, local banking scale in attractive markets, a powerful national brand, proven analytical capabilities, and tens of millions of customer relationships.  ING Direct brings the leading direct banking franchise in the nation, over seven million loyal customers who are early digital adopters, and national reach in banking with proven digital capabilities.  Together, we are well-positioned to create an institution at the forefront of where banking is going, and to continue to deliver strong and sustainable shareholder value through a combination of superior returns, growth potential, and strong capital generation."

     ING Direct CEO Arkadi Kuhlmann is transitioning to a new role as an external consultant and will serve as a senior advisor to Capital One's CEO providing services in support of various initiatives, including the integration of ING Direct.

     “In the world of direct banking, Arkadi was a pioneer.  Under his leadership, ING Direct created a truly unique franchise based on a mission to change the way people save," said Fairbank.  "Arkadi's passion, vision, creativity and energy will remain invaluable as we build on his legacy.   We are proud to welcome ING Direct’s talented associates and incredibly loyal customers to Capital One."

Capital One completes acquisition of ING Direct

     “ING Direct has led the revolution in digital and customer-centric banking for more than a decade,” commented Kuhlmann.  “Now, together with the resources and leadership of Capital One, we can continue to challenge the marketplace and create products that add value to the lives of our customers.”

     ING Direct Chief Operating Officer, Jim Kelly will lead ING Direct, reporting to Capital One’s President of Retail and Direct Banking, Jonathan Witter. Additionally, Rudy Wolfs, ING Direct’s Chief Information Officer and Chief Marketing Officer, will become a direct report to Capital One’s Chief Information Officer Robert M. Alexander. Wolfs will provide oversight for ING Direct banking and ShareBuilder technology, and will assume additional responsibility for leading Capital One’s digital and agent servicing IT teams.

     "I'm excited about our future together," said Kelly.  “The combination of ING Direct and Capital One heralds a brighter future for our customers, associates and the communities we serve. Both companies have a legacy of innovation that will sustain our mission to provide unparalleled value and convenience to the digital customer.“

     “ING Direct is a great franchise with a market-leading business and a talented team of associates,” said Witter. “I am excited to work with Jim, Rudy and the rest of our new colleagues from ING Direct to deliver the high quality customer experience our customers have come to expect.  We believe that ING Direct's digitally centric model will become the preferred way of banking for many more Americans and we look forward to meeting their needs with the same great products and service that have made ING Direct a household name.”

Customers to Experience No Changes to Account Services and Functionality

     The transaction is expected to have minimal impact on customers. ING Direct will continue to provide the same high quality customer experience, products, account servicing and functionality to its customers. ING Direct customers can continue to bank and access their accounts as usual through the ING Direct and ShareBuilder websites or by phone.  Additionally, ING Direct customers now have the added benefit of an expanded free ATM network where they can make cash withdrawals from both Allpoint and Capital One ATMs.

Forward-looking statements

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act giving Capital One's expectations or predictions of future financial or business performance or conditions. Such forward-looking statements include, but are not limited to, statements about the projected impact and benefits of the transaction involving Capital One and ING Direct, including future financial and operating results, Capital One’s plans, objectives, strategies, outlook, projections, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made, and Capital One assumes no duty to update forward-looking statements.

Capital One completes acquisition of ING Direct

       In addition to factors previously disclosed in Capital One’s filings with the U.S. Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the U.K., Canada or Capital One’s or ING Direct’s local markets, including conditions affecting consumer income, confidence, spending and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity and interest rates; changes in the labor and employment market; changes in the credit environment; Capital One’s ability to execute on its strategic and operational plans; difficulties and delays in integrating Capital One's and ING Direct's businesses or fully realizing projected cost savings and other projected benefits of the transaction; business disruption following the transaction; the inability to sustain revenue and earnings growth; diversion of management time on issues related to the transaction and integration; reputational risks and the reaction of customers to the transaction; disruptions relating to the transaction negatively impacting Capital One’s ability to maintain relationships with its and ING Direct’s customers, employees and suppliers; changes in asset quality and credit risk as a result of the transaction; competition from providers of products and services that compete with Capital One’s or ING Direct’s businesses; increases or decreases in Capital One’s or ING Direct’s aggregate loan balances, or the number of accounts or customers, or the growth rate and composition thereof; changes in the reputation of or expectations regarding the financial services industry, Capital One or ING Direct with respect to practices, products or financial condition; financial, legal, regulatory, legislative, tax or accounting changes or actions; developments, changes or actions related to any litigation matter involving Capital One or ING Direct; and the success of Capital One’s or ING Direct’s marketing efforts in attracting or retaining customers.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $128.2 billion in deposits and $206.0 billion in total assets outstanding as of December 31, 2011. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 100 index.

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